Exhibit 10.1

CRIMSON WINE GROUP, LTD.
2013 OMNIBUS INCENTIVE PLAN
NOTICE OF GRANT OF NONQUALIFIED STOCK OPTIONS

This Nonqualified Stock Option Agreement consists of this Notice of Grant of Nonqualified Stock Options (the “Grant Notice”) and the Nonqualified Stock Option Award Agreement immediately following. The Nonqualified Stock Option Award Agreement sets forth the specific terms and conditions governing Nonqualified Stock Option Awards under the Crimson Wine Group, Ltd. 2013 Omnibus Incentive Plan (the “Plan”). All of the terms of the Plan are incorporated herein by reference. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan.

Name of Optionee:
Total No. of Shares subject to the Option:
Date of Grant:
Expiration Date:
Exercise Price:
Vesting Schedule:

BY ACCEPTING THIS NONQUALIFIED STOCK OPTION AGREEMENT (WHETHER THROUGH ELECTRONIC SIGNATURE OR OTHER MEANS), OPTIONEE ACCEPTS PARTICIPATION IN THE PLAN, ACKNOWLEDGES THAT SHE OR HE HAS READ AND UNDERSTANDS THE PROVISIONS OF THIS GRANT NOTICE AND THE PLAN, AND AGREES THAT THIS GRANT NOTICE, THE AWARD AGREEMENT AND THE PLAN SHALL GOVERN THE TERMS AND CONDITIONS OF THIS AWARD.

IN WITNESS WHEREOF, the Company has duly executed this Nonqualified Stock Option Agreement, and this Nonqualified Stock Option Agreement shall be effective as of the Date of Grant set forth above.

CRIMSON WINE GROUP, LTD.	OPTIONEE

Signature

Printed Name

NONQUALIFIED STOCK OPTION AWARD AGREEMENT UNDER THE CRIMSON WINE GROUP, LTD.
2013 OMNIBUS INCENTIVE PLAN

This Nonqualified Stock Option Award Agreement (this “Agreement”) is between Crimson Wine Group, Ltd., a Delaware corporation (the “Company”) and the individual (the “Optionee”) identified in the Notice of Grant of Nonqualified Stock Options (the “Grant Notice”), and is effective as of the date of grant referenced in the Grant Notice (the “Date of Grant”). This Agreement supplements the Grant Notice to which it is attached, and, together, with the Grant Notice, constitutes the ''Nonqualified Stock Option Agreement" referenced in the Grant Notice.

RECITALS

A.The Board of Directors of the Company (the “Board”) has adopted and the shareholders have approved the Crimson Group, Ltd. 2013 Omnibus Incentive Plan (the “Plan”) to attract, retain and motivate eligible individuals providing services to the Company and to promote the success of the Company's business by providing the participants in the Plan with appropriate incentives.

B.The Compensation Committee of the Board (or its designee) has approved this grant of Nonqualified Stock Options to Optionee pursuant to Section 6.1 of the Plan.

C.To the extent not specifically defined in this Agreement, all capitalized terms used in this Agreement shall have the meaning set forth in the Plan.

D.In consideration of the mutual covenants and conditions hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Optionee agree as follows:

AGREEMENT

1.Grant of Option. Subject to the terms of this Agreement and Section 6.1 of the Plan, the Company grants to Optionee the right and option to purchase from the Company all or any part of the aggregate number of Shares specified in the Grant Notice (“Option”). The Option granted under this Agreement is not intended to be an ''Incentive Stock Option" under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2.Exercise Price. The exercise price under this Agreement is the exercise price per share of Stock specified in the Grant Notice, as determined by the Committee, which shall not be less than the Fair Market Value of a share of Stock on the Date of Grant.

3.Vesting of Option. The Option shall vest and become exercisable according to the vesting schedule set forth in the Grant Notice, provided, that: (i) if this Option is continued, substituted or otherwise assumed following a Change of Control, then all of the Shares subject to the Option shall immediately vest upon the Optionee’s termination of employment without Cause within 12 months following the closing of the transaction that resulted in the Change of Control; or (ii) if this Option is not continued, substituted, or otherwise assumed following a Change of Control, all of the Shares subject to the Option shall immediately vest upon the closing of the transaction that results in the Change of Control.

4.Exercise of Option. This Option may be exercised in whole or in part at any time after it vests in accordance with Section 3 and before the Option expires by delivery of a written notice of exercise (under Section 5 below) and payment of the exercise price. The exercise price may be paid in cash, or Shares (through actual tender or by attestation), or such other method permitted by the Committee (including broker-assisted “cashless exercise” arrangements) and communicated to the Optionee before the date the Optionee exercises the Option.

5.Method of Exercising Option. Subject to the terms of this Agreement, the Option may be exercised by timely delivery to the Company of written (or electronic) notice, which notice shall be effective on the date 'received by the Company. The notice shall state the Optionee’s election to exercise the Option and the number of underlying shares in respect of which an election to exercise has been made. Such notice shall be signed (including by electronic signature) by the Optionee, or if the Option is exercised by a person or persons other than the Optionee because of the Optionee's death, such notice must be signed (including by electronic signature) by such other person or persons and shall be accompanied by proof acceptable to the Committee of the legal right of such person or persons to exercise the Option.

6.Term of Option. The Option granted under this Agreement expires, unless sooner terminated, seven (7) years from the Date of Grant, through and including the normal close of business of the Company on the seventh (7th) anniversary of the Date of Grant (the “Expiration Date”).

7.Termination of Employment.

(a)If the Optionee terminates employment for any reason, the Option shall lapse on the earlier of (i) the Expiration Date; or (ii) the date that is ninety (90) days after the date the Optionee terminates employment. The Option may be exercised following the Optionee's termination of employment only if the Option was exercisable by Optionee immediately prior to his or her termination of employment. In no event shall the Option be exercisable after the Expiration Date.

(b)If the Optionee terminates employment by reason of death or Disability, the Option shall lapse on the earlier of: (i) the Expiration Date; or (ii) six (6) months after the date the Optionee terminates employment due to such death or Disability. The Option may be exercised following the death or Disability of Optionee only if the Option was exercisable by Optionee immediately prior to his or her death or Disability. In no event shall the Option be exercisable after the Expiration Date.

(c)If the Optionee is terminated for Cause, such termination shall result in the immediate cancellation and lapse of the Option which means that the Option shall not be exercisable by the Optionee regardless of whether the Option is already vested.

(d)For purposes of this Agreement, “Cause” means any one or more of the following events, unless a different definition is provided in an employment agreement or similar agreement entered into between the Optionee and the Company (in which case, the definition of “Cause” set forth in such other agreement shall control): (i) Optionee’s conviction of, or plea of guilty or nolo contendere to, a felony; (ii) Optionee’s material breach of this Agreement, any other agreement entered into with the Company, or of any fiduciary duty owed to the Company; (iii) Optionee’s willful misconduct or any violation of the Company’s harassment or discrimination policy; (iv) Optionee’s habitual drug or alcohol use which impairs Optionee’s ability to perform their duties for the Company; (v) Optionee’s engaging in fraud, embezzlement or any other illegal conduct; (vi) deliberate or intentional refusal, or habitual failure to discharge employment duties, responsibilities or obligations or to follow the Company’s policies or procedures which is not cured, if curable, within 20 days following the receipt of Company’s written notice of such behavior; or (vii) Optionee’s engaging in any illegal, unethical, or immoral act (inside or outside of the scope of employment) that results in material reputational or financial harm to the Company or any of its affiliates. For purposes of this Agreement, “Disability” means the Optionee is unable to perform her or his duties, with or without reasonable accommodation for such an extended period of time so as to constitute an undue hardship on the Company as defined by the Americans with Disabilities Act, as amended, and the California Fair Employment and Housing Act and for purposes of this definition, an extended period of time shall be no less than 90 consecutive days in any 12 month period.

8.Withholding. As described in Section 14.3 of the Plan, the Company shall have the right to deduct or withhold, or to require the Optionee to remit to the Company, the minimum amount necessary to satisfy any federal, state or local taxes (including the Optionee's FICA obligation) as are required by law to be withheld with respect to the Options granted pursuant this Agreement. ·

9.Nontransferability of Options. The Options granted by this Agreement shall not be transferable by the Optionee or any other person claiming through the Optionee, either voluntarily or involuntarily, except by will or the laws of descent and distribution or as otherwise provided by the Committee pursuant to Section 14.5 of the Plan.

10.No Right to Continued Employment (or Service). This Agreement shall not be construed to confer upon the Optionee any right to continue employment (or service) with the Company and shall not limit the right of the Company, in its sole and absolute discretion, to terminate Optionee's employment (or service) at any time.

11.Administration. This Agreement shall at all times be subject to the terms and conditions of the Plan and the Plan shall in all respects be administered by the Committee in accordance with the terms of and as provided in the Plan. The Committee shall have the sole and complete discretion with respect to all matters reserved to it by the Plan and decisions of the Committee with respect thereto and to this Agreement shall be final and binding upon the Optionee and the Company. In the event of any conflict between the terms and conditions of this Agreement and the Plan, the provisions of the Plan shall control.

12.Adjustments. In accordance with Article 12 of the Plan, the number of Shares issued to Optionee pursuant to this Agreement shall be adjusted by the Committee in the event of a change in the Company's capital structure, to prevent the dilution or enlargement of the Optionee's rights under the Plan.

13.Securities Laws Compliance. The Company shall not be required to deliver any Shares pursuant to the exercise of the Option if, in the opinion of counsel for the Company, such issuance would violate the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any other applicable federal or state securities laws or regulations.

14.No Shareholder's Rights. The Optionee will have no voting rights or any other rights as a shareholder of the Company with respect to the Option until the Company issues the stock certificates (or book entry credits or similar indicia of ownership) representing the Shares underlying the Option.

15.Copy of Plan. By accepting this Agreement (whether through electronic signature or other means), the Optionee acknowledges receipt of a copy of the Plan.

16.Governing Law. This Agreement shall be interpreted and administered under the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

17.Amendment. Except as otherwise provided in the Plan, this Agreement may be amended only by a written agreement executed by the Company and the Optionee. The provisions of this Agreement may not be waived or modified unless such waiver or modification is in writing and signed by a representative of the Committee.

18.Clawback. Every Award issued pursuant to the Plan is subject to potential forfeiture or “clawback” to the fullest extent called for by applicable federal or state law or any policy of the Company. By accepting this Award (whether through electronic signature or other means), Optionee agrees to be bound by, and comply with, the terms of any such forfeiture or “clawback” provision imposed by applicable federal or state law or prescribed by any policy of the Company.

19.Electronic Signature. The Optionee acknowledges that Optionee's electronic signature has the same legal force and effect as a written or manual signature.

MANY OF THE PROVISIONS OF THIS AWARD AGREEMENT ARE SUMMARIES OF SIMILAR PERTINENT PROVISIONS OF THE PLAN. TO THE EXTENT THAT THIS AGREEMENT IS SILENT ON AN ISSUE OR THERE IS A CONFLICT BETWEEN THE PLAN AND THIS AGREEMENT, THE PLAN PROVISIONS SHALL CONTROL.

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